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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Vans, Inc.:

     The audits referred to in our report dated July 24, 1995, except as to the first paragraph of note 10, which is as of February 6, 1996, included the related financial statement schedule as of May 31, 1995 and for each of the years in the three-year period ended May 31, 1995 incorporated by reference in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP

Orange County, California

May 21, 1996